EXHIBIT 10.1
                                                                  ------------


                                                              EMPLOYMENT
                                                     AGREEMENT dated as of April
                                                     1,  1998  (the   "Effective
                                                     Date"),   between  SYNAPTIC
                                                     PHARMACEUTICAL CORPORATION,
                                                     a Delaware corporation (the
                                                     "Company"),  and THERESA A.
                                                     BRANCHEK (the
                                                     "Employee").


                  Immediately prior to the Effective Date, the Employee was employed by the Company as Vice President for New Technologies and Pharmacology. Effective as of the Effective Date, the Employee is being promoted to the position of Vice President for Research. As a result of her employment by the Company, the Employee possesses special and particular knowledge of the business and operations of the Company and of the industry in which it operates. The Company and the Employee desire to set forth in writing the terms of the Employee's employment by the Company in the capacity of Vice President for Research.

                  ACCORDINGLY, in consideration of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

                  1. Employment. The Company hereby employs the Employee, and the Employee hereby accepts such employment by the Company, on the terms and subject to the conditions hereinafter set forth.

                  2. Term. Subject to earlier termination as provided herein, the employment of the Employee hereunder shall be for a one-year period commencing on the Effective Date, and ending on the first anniversary of the Effective Date; provided, however, that commencing as of such first anniversary and on each anniversary thereafter, unless either party hereto gives the other party at least 90 days' prior written notice of its or her election not to extend the period of the Employee's employment hereunder, such period shall automatically be extended for an additional one-year period on the same terms and conditions set forth herein, unless otherwise agreed upon by the parties. For convenience of reference, such period of employment, as the same may be extended as aforesaid, is referred to herein as the "Employment Period."

                  3. Duties. (a) During the Employment Period, the Employee shall be employed as Vice President for Research of the Company and shall perform such duties for the Company consistent with such position as may be assigned to her from time to time by the President of the Company.

       (b) The Employee shall perform her duties hereunder at the offices of the Company in Paramus, New Jersey; provided, however, that the Company may require the Employee to travel in connection with the performance of such duties.
Anything contained herein to the contrary notwithstanding, if the Company requires the Employee to be based anywhere other than within a 50-mile radius of New York City and notifies the Employee in writing that her continued employment by the Company is conditional upon such relocation and the Employee refuses to so relocate, then any Termination of Employment of the Employee resulting therefrom, whether initiated by the Company or by the Employee, shall constitute a Termination Without Cause.

                  4. Time to be Devoted to Employment. Except for vacations and absences due to temporary illness, during the Employment Period, the Employee shall devote all of her business time, attention and energies to the performance of her duties under this Agreement. During the Employment Period, the Employee shall not be engaged in any other business activity which, in the judgment of the Company, conflicts with the duties of the Employee under this Agreement, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

                  5.       Compensation; Reimbursement.

                           (a)      Base Salary.  During  the Employment Period,
the Company shall pay to the Employee a base salary of $200,000 per annum, subject to increase by the Board of Directors of the Company, in its discretion. For convenience of reference, such base salary, as the same may be increased as aforesaid, is referred to herein as the "Base Salary." The Base Salary shall be payable in such installments (but not less frequent than monthly) as is the policy of the Company generally with respect to its employees.

                           (b)      Signing Bonus.  On the Effective Date, or as
soon thereafter as may be reasonably practicable, the Company shall pay the Employee an initial cash bonus (the "Signing Bonus") of $25,000.

                           (c)      Annual Performance Bonus. In addition to the
Signing Bonus, the Employee shall be eligible to receive for each calendar year during the Employment Period a cash bonus in an amount determined by the Board of Directors of the Company prior to the Effective Date and at the beginning of each subsequent calendar year, in each case subject to the achievement of the goals set prior to the Effective Date and at the beginning of each such subsequent year, respectively, by the President of the Company. Each such cash bonus, if earned, will be payable to the Employee within forty-five days after the end of the calendar year in respect of which such bonus is earned. Additional bonuses may be approved by the Board of Directors of the Company, in its discretion.

                           (d)      Benefits.  During the Employment Period, the
Employee shall be entitled to such benefits as are generally made available to other employees of the Company and to such additional benefits as are generally made available to employees of the Company at substantially the same level of employment as the Employee.

                           (e)      Reimbursement of Expenses.    During     the
Employment Period, the Company shall reimburse the Employee, in accordance with the policies and practices of the Company in effect from time to time during such Period, for all reasonable and necessary traveling expenses and other disbursements incurred by her for or on behalf of the Company in connection with the perfor mance of her duties hereunder (such expenses being referred to herein as "Reimbursable Expenses") upon presentation by the Employee to the Company of appropriate documentation therefor.

                           (f)      Option Grants.  (i)   The  Employee shall be
granted an option to purchase 20,000 shares of Common Stock of the Company, $.01 par value (the "Common Stock"), at a price per share equal to the fair market value of the Common Stock as of the date the option is granted. Such grant (A) shall be subject to the Company's 1996 Incentive Plan and (B) shall be made pursuant to the terms and conditions of the Company's form of stock option agreement. Such stock option agreement will provide, among other things, for four-year vesting of the option covered thereby, with the option becoming exercisable for 25% of the shares subject to such option on each anniversary of the Effective Date.

                  6.       Termination of Employment.

                           (a)      General.  The  Company  may  terminate   the
Employee's employment hereunder at any time for any reason. The Employee may terminate her employment hereunder pursuant to a Resignation for Good Reason, a Voluntary Termination or a Disability Termination. The Employee's employment shall terminate automatically upon her death. Any termination of the Employee's employment is referred to herein as a "Termination of Employment."

                           (b)      Termination Notice.    The  Company  or  the
Employee may initiate a Termination of Employment in any manner permitted hereunder by giving the other party written notice thereof (the "Termination Notice").

                           (c)      Termination Date.  The  effective  date (the
"Termination Date") of any Termination of Employment shall be deemed to be the later of (i) the date on which the Termination Notice is given and (ii) the date specified as the effective date in the Termination Notice; provided, however, that in the case of the Employee's death, the Termination Date shall be her date of death.

                  7.       Termination by the Company.

                           (a)      Termination for Cause.  Any  Termination  of
Employment initiated by the Company upon the occurrence of an event that constitutes Cause shall be a "Termination for Cause." For purposes of this Agreement, the term "Cause" shall mean (i) the Employee's willful failure to perform those duties that the Employee is required or expected to perform as an employee of the Company under Section 3 hereof, provided that the Employee shall have been given written notice of such failure and shall not have cured such failure during the 30-day period following such notice, (ii) the Employee's consistent failure over a substantial period of time to perform competently such duties, provided that the Employee shall have been given written notice of such failure and shall not have cured such failure during the 30-day period following such notice, (iii) the Employee's conviction of a crime involving moral turpitude, dishonesty, theft, unethical business conduct or conduct that significantly impairs the reputation of the Company or (iv) the Employee's failure to devote all of her business time, attention and energies to the performance of her duties hereunder. In the event of a Termination for Cause, the Termination Notice given to the Employee by the Company shall state that the Termination of Employment is "for Cause."

                           (b)      Termination Without Cause.  Any  Termination
of Employment initiated by the Company (other than a Termination for Cause or a Disability Termination) shall be a "Termination Without Cause."

                  8.       Termination by the Employee.

                           (a)      Resignation for Good Reason. Any Termination
of Employment initiated by the Employee within 90 days following the occurrence of any of the following events shall be a "Resignation for Good Reason":

                  (i) subsequent to a Change in Control, and without the Employee's express written consent, (A) the assignment to the Employee of any duties inconsistent with her position, duties, responsibilities and status within the Company prior to such Change in Control, (B) any material change in the Employee's titles or offices as in effect prior to such Change in Control or (C) any removal of the Employee from or any failure to re-elect the Employee to any material position held by her prior to such Change in Control;

                  (ii) subsequent to a Change in Control, a reduction in the Employee's Base Salary or a termination of the Employee's participation in any bonus plan or program (or a substantial reduction in the level of such participation) as in effect on the Effective Date or as the same may be increased after the Effective Date and in effect at the time;

                  (iii) subsequent to a Change in Control, and without the Employee's express written consent, any requirement that the Employee be based anywhere other than within a 50-mile radius of New York City;

                  (iv) subsequent to a Change in Control, the failure by the Company to continue the Employee's participation in any benefit or compensation plan, life insurance plan, health-and- accident plan or disability plan in which the Employee is participating at the time of such Change in Control (or in plans providing the Employee with substantially similar or more favorable benefits) or the taking of any action by the Company which would materially adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans or deprive the Employee of any material fringe benefit enjoyed by the Employee at the time of such Change in Control; or

                  (v) subsequent to a Change in Control, the failure by the Company to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated by Section 16.

In the event of a Resignation for Good Reason, the Termination Notice given to the Company by the Employee shall state that the Termination of Employment is a "Resignation for Good Reason."

                     (b) Other Termination by the Employee. Any Termination of Employment initiated by the Employee (other than a Termination of Employment resulting from the Employee's death, a Resignation for Good Reason or a Disability Termination) shall be a "Voluntary Termination."

                  9. Termination by the Company or by the Employee -- Disability Termination. Any Termination of Employment resulting from the Employee's Disability shall be a "Disability Termination." For purposes of this Agreement, the term "Employee's Disability" shall mean the Employee's illness or other physical or mental disability that prevents the Employee from performing her duties hereunder for a period of 90 days in any 180-day period. In the event of a Disability Termination, the Termination Notice given to one party by the other party shall state that the Termination of Employment is a "Disability Termination."

                  10. Effect of Termination of Employment. (a) In the Event of a Termination of Employment (other than a Termination of Employment contemplated by Section 11(a)), neither the Employee nor her estate or beneficiaries shall have any further rights or claims against the Company under this Agreement except the right to receive:

                  (i) the portion of the Base Salary which accrued with respect to the period prior to the Termination Date but which remained unpaid as of the Termination Date;

                  (ii) the aggregate amount of Reimbursable Expenses which were incurred prior to the Termination Date but which were not reimbursed by the Company as provided in Section 5(e) prior to the Termination Date; and

                  (iii) any other benefits to which the Employee may be entitled upon such Termination of Employment under the plans, programs and policies of the Company then in effect, which benefits shall be payable in accordance with the terms of such plans, programs and policies;

provided, however, that if the Termination of Employment is pursuant to a Termination Without Cause, then, in addition to the amounts computed pursuant to the foregoing provisions of this Section 10(a), the Employee shall have the right to receive as severance compensation an amount (the "Severance Amount") equal to 50% of one year's Base Salary, such Severance Amount to be payable at the same times at which and in the same manner in which the Base Salary would have been payable to the Employee had the Termination of Employment not occurred.

          (b) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 10 by seeking other employment or otherwise, and no payment or benefit provided for in this Section 10 shall be reduced by compensation earned by the Employee as a result of her employment by another employer following the Termination Date, or otherwise.

                  11. Effect of Termination of Employment following a Change in Control. (a) In the event that the Employee's employment with the Company is terminated in contemplation of, or at any time within one year following, a Change in Control, and such termination constitutes a Termination Without Cause or a Resignation for Good Reason, neither the Employee nor her estate or beneficiaries shall have any further rights or claims against the Company under this Agreement other than the following:

                  (i) the right to receive all amounts and benefits to which the Employee would be entitled under Section 10 upon a Termination of Employment; and

                  (ii) all stock options, stock bonus awards and restricted stock grants relating to securities of the Company held by the Employee on the Termination Date shall become exercisable or vest, as the case may be, on the Termination Date, notwithstanding any provisions in any such stock options, stock bonus awards or restricted stock grants or the plans covering the same to the contrary, and all rights to exercise such stock options shall remain exercisable by the Employee for a period of not less than 120 days after the Termination Date.

If the benefits payable hereunder, together with other payments in the nature of compensation to or with respect to the Employee, would otherwise be subject to the excise taxes imposed under Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), and if the net value of such benefits and payments in the nature of compensation, after reduction for such taxes, is less than the aggregate value of the benefits and payments in the nature of compensation determined as if such amounts had been $1.00 less than a maximum amount which could be paid without imposition of excise taxes, then the benefits payable hereunder shall be reduced to highest amount such that such excise taxes shall not be imposed with respect to the benefits or the other payments in the nature of compensation. It is the intention of this provision to reduce benefits payable hereunder only if the Employee would be in a superior position taking into account such excise taxes than if such payments were made, and such reduction shall, in any event, be the least amount in order that the Employee be better off with the reduction than before such reduction. The calculation of the value of benefits payable hereunder and other payments in the nature of compensation, and the implications of the excise tax rules of Section 280G of the Code, shall be determined by the Company in good faith based on written advice of a national accounting firm.

       (b) The Employee shall not be required to mitigate the amount of any payment provided for in this Section 11 by seeking other employment or otherwise, and no payment or benefit provided for in this Section 11 shall be reduced by compensation earned by the Employee as a result of her employment by another employer following the Termination Date, or otherwise.

      (c) As used herein, the term "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), if the Company were at that time subject to such reporting requirements of the Exchange Act; provided, however, that such term shall in any event be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities or (ii) during any one-year period or any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof as of the end of such period unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors at the beginning of such period.

                  12. Non-solicitation of Employees. The Employee agrees that during the term of the Employee's employment with the Company and for a period of two years after the termination of the Employee's employment with the Company for any reason, the Employee shall not directly or indirectly recruit, solicit or otherwise induce or attempt to induce any employees of the Company to leave the employment of the Company.

                  13. Non-competition. The Employee agrees that during the term of the Employee's employment with the Company and for a period of two years after the termination of the Employee's employment with the Company for any reason, the Employee shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in competition with the Company or any of its subsidiaries, or own or control any interest in, or act as director, officer or employee of, or consultant to, any firm, corporation or institution directly or indirectly engaged in competition with the Company or any of its subsidiaries. For purposes of this Section 13, "competition with the Company or any or its subsidiaries" shall mean research focused upon or directed toward the specific class of molecular targets known as "G protein- coupled receptors" and/or research otherwise involving the Company's technology platform at the Termination Date. The Employee's carrying out teaching, research or other academic responsibilities at an academic institution shall not be deemed to be a violation of this Section 13, provided that such teaching, research or other responsibilities (i) are carried out solely on behalf of such institution and not on behalf of, for the benefit of or in collaboration with any commercial enterprise and (ii) do not violate any other provision of this Agreement or any other agreement between the Employee and the Company. In the event of a Termination of Employment to which the provisions of Section 11 apply, the period of this non-competition restriction will be limited to the period during which the Employee is receiving the Severance Amount provided in Section 10(a).

                  14. Notices. All notices or other communications that are required or permitted hereunder shall be in writing and shall be deemed to have been given if (a) personally delivered or sent by telecopier, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Employee, to her at:

                           518 Standish Road
                           Teaneck, New Jersey  07666

                  if to the Company, to it at:

                           215 College Road
                           Paramus, New Jersey  07652
                           Attention:  President
                           Telecopier:  201-261-0623

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered, sent by telecopier or sent by nationally-recognized, overnight courier and (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, the term "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

                  15. Entire Agreement; Amendments. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, correspondence, understandings and agreements between the parties with respect thereto. This Agreement may be amended only by an agreement in writing signed by both parties hereto. Anything contained herein to the contrary notwithstanding, the provisions of Sections 10 and 11 shall survive the expiration or early termination of the Employment Period.

                  16. Assignment. This Agreement is personal in its nature. Accordingly, neither party hereto shall, without the consent of the other, assign this Agreement or any rights or obligations hereunder to any other person or entity.

                  17. Benefits of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, executors, administrators and permitted assigns of the Employee and the successors and permitted assigns of the Company.

                  18. Obligation of the Company's Successors. Any successor to substantially all of the Company's assets and business, whether by merger, consolidation, purchase of assets or otherwise, shall succeed to the rights and obligations of the Company hereunder. The Company shall require any such successor, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to receive from the Company or its successor the same amounts and benefits that the Employee would be entitled to receive under Sections 11(a)(i) and 11(a)(ii) upon a Resignation for Good Reason. For purposes of implementing the immediately preceding sentence, the date on which any such succession becomes effective shall be deemed the Termination Date.

                  19. Waiver of Breach. A waiver of any breach of any provision of this Agreement shall not constitute or operate as a waiver of any other breach of such provision or of any other provision, and any failure to enforce any provision hereof shall not operate as a waiver of such provision or of any other provision.

                  20. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                  21. Headings.   The headings of sections in this Agreement are
for convenience only, are not a part of this Agreement and shall not affect the construction of the provisions of this Agreement.

                  22. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without giving effect to principles of conflicts of laws.

                  23. Enforceability. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such pro vision shall, as to such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Agreement, to the extent that the economic benefits conferred upon the parties by virtue of this Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and that any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                            SYNAPTIC PHARMACEUTICAL CORPORATION


                                               /s/ Kathleen P. Mullinix
                                            By:--------------------------------
                                                Name:  Kathleen P. Mullinix
                                                Title: Chairman, President and
                                                        Chief Executive Officer


                                                 /s/ Theresa A. Branchek
                                                 ------------------------------
                                                 Theresa A. Branchek